Exhibit 10.3

LINCOLN ELECTRIC HOLDINGS, INC.

Stock Option Agreement

WHEREAS, Lincoln Electric Holdings, Inc. (“Holdings”) maintains the [                      ] Plan (the “Plan”), pursuant to which Holdings may grant stock options to Directors of Holdings;

WHEREAS, [              ] (the “Optionee”) became a non-employee member of the Board of Directors of Holdings on [              ]; and

WHEREAS, Optionee has been granted a stock option pursuant to the provisions of the Plan on [              ] (the “Date of Grant”).

NOW, THEREFORE, pursuant to the Plan and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, Holdings hereby grants to the Optionee an option (the “Option”) to purchase [              ] common shares, without par value, of Holdings (the “Shares”), at the exercise price of $[      ] per Share (the “Option Price”).

1.                                      Vesting of Option.

(a)                                 Unless terminated earlier under this Agreement, all the Shares subject to this Option shall be exercisable [                        ]; provided, however, that the Optionee shall have served continuously as a Director for that entire period.

(b)                                 Notwithstanding the provisions of Section 1(a) hereof, the entire Option shall become immediately exercisable upon any Change in Control of Holdings that shall occur while the Optionee is a Director.  For the purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following events:

(i)                                   all or substantially all of the assets of Holdings are sold or transferred to another corporation or entity, or Holdings is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity is owned, directly or indirectly, by the shareholders of Holdings generally prior to the transaction; or

(ii)                                there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report thereto), as promulgated pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30% or more of the combined voting power of the then-

outstanding voting securities of Holdings, excluding (A) any person or group of persons who are officers, directors or employees of Holdings or any Affiliate as of the date hereof or who are related by blood or marriage to the descendants of James F. or John C. Lincoln, including any trusts or similar arrangements for any of the foregoing and any foundations established by any of the foregoing and (B) any underwriter or syndicate of underwriters acting on behalf of Holdings in a public offering of Holdings’ securities and any of their transferees; or

(iii)                             Holdings shall file a report or proxy statement with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act, disclosing in response to Item 5.01 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form, report or item thereto) that a Change in Control of Holdings has or may have occurred, or will or may occur in the future, pursuant to any then-existing contract or transaction; or

(iv)                            the individuals who constituted the Board at the beginning of any period of two consecutive calendar years cease for any reason to constitute at least a majority thereof, unless the nomination for election by Holdings’ shareholders of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board still in office who were members of the Board at the beginning of any such period.

In the event that any person described in Section 1(b)(ii) hereof files an amendment to any report referred to in Section 1(b)(ii) hereof that shows the beneficial ownership described in Section 1(b)(ii) hereof has decreased to less than 30%, or in the event that any anticipated Change in Control referred to in Section 1(b)(ii) hereof does not occur following the filing with the SEC of any report or proxy statement described in Section 1(b)(ii) hereof because any contract or transaction referred to in Section 1(b)(ii) hereof is cancelled or abandoned, the Committee may nullify the effect of Section 1(b)(ii) or 1(b)(iii) hereof as the case may be, and reinstate the provisions of Section 1(a) hereof by giving notice thereof to the Optionee; provided, however, that any such action by the Committee shall not prejudice any exercise of the Option that may have occurred prior to the nullification and reinstatement.  The provisions of Section 1(b)(ii) hereof shall again become automatically effective following any such nullification of the provisions thereof and reinstatement of the provisions of Section 1(a) hereof in the event that any person described in Section 1(b)(ii) hereof files a further amendment to any report referred to in Section 1(b)(ii) hereof that shows the beneficial ownership described in Section 1(b)(ii) hereof has again increased to 30% or more.

(c)                                  Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full if an Optionee ceases to be a Director by reason of death, Disability (as defined in the Plan) or Retirement (as defined in the Plan).

2.                                      Exercise of Option.

(a)                                 To the extent that the Option shall have become exercisable in accordance with the terms of this Agreement, it may be exercised in whole or in part from time to time thereafter.

(b)                                 To exercise an Option, the Optionee shall give notice to Holdings in either written or electronic form, specifying the number of Shares to be exercised and the date of exercise, and shall provide payment of the Option Price and any applicable taxes, along with any other documentation that may be required by Holdings.

(c)                                  The Option Price shall be payable upon exercise (i) by certified or bank check or other cash equivalent acceptable to Holdings, (ii) by transfer to Holdings of nonforfeitable, unrestricted Shares of Holdings that have been owned by the Optionee for at least six months prior to the date of exercise, or (iii) by any combination of these methods.  Nonforfeitable, unrestricted Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value on the date of exercise.

3.                                      Termination of Option.  Both the vested and unvested portions of the Option shall terminate automatically and without further notice on the earliest of the following dates:

(a)                                 the date on which the Optionee ceases to be a Director, unless the Optionee ceases to be a Director after the completion of one year of continuous service as a Director, on account of his or her death, Disability or Retirement, or following a Change in Control of Holdings;

(b)                                 one year after the date of the death of the Optionee;

(c)                                  three years after the Optionee’s Termination of Service (as defined in the Plan) becomes effective; provided, however, that this Section 3(c) shall apply only where (i) the Termination of Service occurs after the Optionee has served continuously as a Director for less than six years and (ii) the Termination of Service does not occur following a Change in Control of Holdings; or

(d)                                 ten years after the Date of Grant.

4.                                      Compliance with Law.  Notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise or issuance thereof would result in a violation of any law.  To the extent that the Ohio Securities Act shall be applicable to the Option, the Option shall not be exercisable unless the Shares or other securities covered by the Option are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder, or (d) the subject of a transaction that shall have been registered by description thereunder.

5.                                      Transferability and Exercisability.  The Option, including any interest therein, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or her or, in the event of his or her legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

6.                                      Adjustments.  The Committee shall make any adjustments in the Option Price and the number or kind of shares of stock or other securities covered by the Option that the Committee may determine to be equitably required to prevent any dilution or expansion of the Optionee’s rights under this Agreement that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Holdings, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of those referred to in this Section.  Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of the Optionee’s rights under this Agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced.

7.                                      No Additional Rights.  No provision of this Agreement shall confer upon any Director any right to continue in service of the Company.

8.                                      Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee with respect to the Option without the Optionee’s consent.

9.                                      Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

10.                               Defined Terms.  Unless otherwise defined in this Agreement, words used in this Agreement with initial capital letters shall have the meanings assigned to them in the Plan.

11.                               Governing Law.  This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

The undersigned Optionee hereby acknowledges receipt of an executed original of this Option Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date:
«Name»

THIS AGREEMENT is executed by Holdings on this          day of                   , 20    .

LINCOLN ELECTRIC HOLDINGS, INC.